Exhibit (14)(b)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the reference to us under the heading "Other Service Providers" in the Prospectus and Proxy Statement constituting part of this Registration Statement on Form N-14 for the Eaton Vance Tax-Managed Emerging Markets Fund.


PricewaterhouseCoopers LLP
Boston, Massachusetts
November 10, 2003